UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2006

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27120	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2006, Kensey Nash Corporation (the “Company”) held its 2006 Annual Meeting of Stockholders at which the Stockholders considered and approved the Company’s Fifth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan (the “Amended Plan”).

The Amended Plan amended and restated the Company’s existing Fourth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan. The Amended Plan: (1) authorizes an additional 300,000 shares of our Common Stock for issuance under it, only 75,000 of which may be issued as restricted stock, bonus stock or stock-based awards other than stock options or stock appreciation rights, (2) exempts the Amended Plan and Awards under the Amended Plan from coverage under Section 409A of the Internal Revenue Code of 1986, as amended, which applies to deferred compensation arrangements, (3) includes per-participant annual maximums for stock- and cash- based awards under the Amended Plan, (4) adds two items to the list of business criteria upon which the Compensation Committee may base cash incentive and other performance-based awards under the Amended Plan, (5) eliminates provisions that are no longer relevant due to changes in applicable law or that otherwise are no longer relevant, (6) clarifies certain provisions, including a provision regarding methods available for paying the exercise price of stock options awarded under the Amended Plan, (7) makes unavailable for future grants under the Amended Plan any shares tendered by a participant to pay the exercise price of an award or withheld by the Company to satisfy tax obligations, (8) disallows awards of dividend equivalent rights and the ability to receive cash dividends with grants of awards, and (9) specifies that the price of stock appreciation rights must be at least 100% of the fair market value of the underlying stock on the date of grant and that stock appreciation rights are exercisable over a maximum of five years from the grant date.

The Amended Plan became effective immediately upon the stockholders’ approval. Because benefits under the Amended Plan will depend on the Compensation Committee’s actions and the fair market value of our company’s Common Stock at various future dates, the benefits payable under the Amended Plan are not determinable.

Except as described above, the material terms of the Amended Plan are the same as those of the Fourth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan. A complete description of the Amended Plan can be found in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on December 6, 2006. The foregoing description of the changes made by the Amended Plan is not complete and is in all respects qualified in its entirety by the actual provisions of the Amended Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Fifth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan.

10.2	Form of Stock Option Agreement.

10.3	Stock Appreciation Right Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/S/ Wendy F. DiCicco
Wendy F. DiCicco, CPA Chief Financial Officer

Dated: December 12, 2006

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